UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 8, 2014

GOVERNMENT PROPERTIES INCOME TRUST

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

1-34364	26-4273474
(Commission File Number)	(IRS Employer Identification No.)

Two Newton Place, 255 Washington Street, Suite 300, Newton, Massachusetts	02458-1634
(Address of Principal Executive Offices)	(Zip Code)

(617) 219-1440

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

In this Current Report on Form 8-K, the terms “we”, “us” or “our” refer to Government Properties Income Trust.

Item 1.01.  Entry into a Material Definitive Agreement.

Acquisition of SIR Shares

On July 8, 2014, we and Reit Management & Research LLC, or RMR, entered into a stock purchase agreement, or the purchase agreement, with CommonWealth REIT, or CWH, pursuant to which, on July 9, 2014, we acquired from CWH 21,500,000 common shares of beneficial interest, par value $.01 per share, of Select Income REIT, or SIR, and RMR acquired from CWH 500,000 SIR common shares. Our cash purchase price was equal to approximately $677.5 million, or $31.51 per share, plus approximately $11.3 million, or $0.53 per share, of accrued dividends as defined in the purchase agreement, for a total of approximately $688.8 million. RMR purchased its 500,000 SIR common shares on the same terms as we paid. The SIR common shares that we and RMR purchased represent 35.9% and .8%, respectively, of SIR’s outstanding common shares. We funded our acquisition of the SIR shares through borrowings under our $550 million unsecured revolving credit facility, or the existing credit facility, and under a new $500 million unsecured term loan, or the new term loan, which is described below under “Entry into New Term Loan Agreement.” Under the purchase agreement, in the event that we or RMR consummates any sale of SIR common shares within one year of the closing date of the acquisition and the price per share paid by the purchaser is greater than $31.51, we or RMR, as applicable, are required to pay to CWH an amount equal to 50% of the product of (i) the number of SIR common shares sold in the transaction times (ii) the excess of (x) the price per share paid by the purchaser and (y) $31.51. The foregoing requirement applies to any SIR common shares we or RMR own. In addition, we and RMR agreed, among other things, to indemnify CWH for certain claims related to the acquisition. In connection with the indemnity, we and RMR entered into an allocation agreement with regard to our respective liabilities in the event of a claim for indemnification.

The acquisition was approved by our Board of Trustees and a Special Committee of our Board of Trustees composed of our Independent Trustees who are not also trustees of SIR. Citigroup Global Markets Inc. acted as exclusive financial advisor to the Special Committee of our Board of Trustees.

The foregoing descriptions of the purchase agreement and the allocation agreement are not complete and are subject to and qualified in their entirety by reference to the purchase agreement and the allocation agreement, respectively, copies of which are attached hereto as Exhibits 2.1 and 99.1, respectively, and are incorporated herein by reference.

Entry into New Term Loan Agreement

On July 9, 2014, we entered into a term loan agreement with Wells Fargo Bank, National Association, as lender and administrative agent, and Citibank, N.A., as lender, pursuant to which we obtained the new term loan, which matures on July 8, 2015 and is prepayable in part or whole at any time without penalty. We used the net proceeds of the new term loan as a portion of the purchase price of the SIR shares we purchased from CWH, as described above under “Acquisition of SIR Shares.”

The new term loan bears interest at LIBOR plus a premium of 175 basis points, subject to adjustment based on changes to our unsecured debt ratings. Obligations under the new term loan are unsecured and are guaranteed by substantially all of our subsidiaries (other than subsidiaries that may be subject to certain types of secured debt).

The term loan agreement contains a number of covenants that restrict our ability to incur debt in excess of calculated amounts, restrict our ability to make distributions under certain circumstances and generally require us to maintain certain financial ratios. The new term loan agreement also provides for acceleration of payment of all amounts outstanding upon the occurrence and continuation of certain events of default, such as a change of control of us, which includes RMR ceasing to act as our business and property manager.

Wells Fargo Bank, National Association and Citibank, N.A. are also lenders to us under the existing credit facility and our $350 million unsecured term loan, or the existing term loan, and they and their affiliates have engaged in, and may in the future engage in, investment banking, commercial banking, advisory and other commercial dealings in the ordinary course of business with us. They have received, and may in the future receive, customary fees and commissions for these transactions.

The foregoing description of the new term loan is not complete and is subject to and qualified in its entirety by reference to the new term loan agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Information Regarding Certain Relationships and Related Transactions

We, SIR and CWH are managed by RMR.  One of our Managing Trustees, Mr. Barry Portnoy, is chairman, majority owner and an employee of RMR. Our other Managing Trustee, Mr. Adam Portnoy, is the son of Mr. Barry Portnoy, and an owner, president, chief executive officer and a director of RMR. Each of our executive officers is also an officer of RMR. Our Independent Trustees also serve as independent directors or independent trustees of other public companies to which RMR provides management services, including one trustee who is also an independent trustee of SIR. Mr. Barry Portnoy serves as a managing director or managing trustee of a majority of the companies RMR provides management services to, including SIR, and Mr. Adam Portnoy serves as a managing trustee of a majority of those companies, including SIR. In addition, officers of RMR serve as officers of those companies.

For further information about our relationships and transactions with RMR and the other entities to which RMR provides management services and other related person transactions, please see our Annual Report on Form 10-K for the year ended December 31, 2013, or the Annual Report, our definitive Proxy Statement for our 2014 Annual Meeting of Shareholders, or the Proxy Statement, our Quarterly Report on Form 10-Q for the quarter ended March 31, 2014, or the Quarterly Report, and our other filings with the Securities and Exchange Commission, or SEC, including Note 5 to the Consolidated Financial Statements included in the Annual Report, the sections captioned “Business”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Related Person Transactions” and “Warning Concerning Forward Looking Statements” of the Annual Report, the section captioned “Related Person Transactions” and the information regarding our Trustees and executive officers in the Proxy Statement, Note 9 to the Condensed Consolidated Financial Statements included in the Quarterly Report and the sections captioned “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Related Person Transactions” and “Warning Concerning Forward Looking Statements” of the Quarterly Report. In addition, please see the section captioned “Risk Factors” of the Annual Report for a description of risks that may arise from these transactions and relationships. Our filings with the SEC, including the Annual Report, the Proxy Statement and the Quarterly Report, are available at the SEC’s website at www.sec.gov. Copies of certain of our agreements with these related parties are publicly available as exhibits to our public filings with the SEC and accessible at the SEC’s website.

Item 2.01.  Completion of Acquisition or Disposition of Assets.

The description of our acquisition of the SIR shares under “Acquisition of SIR Shares” in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.01 by reference.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The description of the new term loan under “Entry into New Term Loan Agreement” in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

Item 7.01.  Regulation FD Disclosure.

On July 9, 2014, we issued a press release announcing our acquisition of the SIR shares and the closing of the new term loan described under Item 1.01 of this Current Report on Form 8-K. A copy of that press release is furnished as Exhibit 99.2 to this Current Report on Form 8-K.

Item 8.01.  Other Events.

On July 9, 2014, we amended the agreements governing our existing credit facility and our existing term loan, each with Wells Fargo Bank, National Association, as administrative agent and a lender, and a syndicate of other lenders. These amendments modify certain covenants and associated defined terms to accommodate our acquisition of the SIR shares and the new term loan.

The foregoing description of the existing credit facility, as amended, is not complete and is subject to and qualified in its entirety by reference to the existing credit facility agreement, a copy of which is attached as Exhibit 10.1 to our Current Report on Form 8-K filed with the SEC on November 1, 2010, and to the amendments thereto, copies of which are attached as Exhibit 10.1 to our Current Report on Form 8-K filed with the SEC on October 20, 2011, Exhibit 10.1 to our Current Report on Form 8-K filed with the SEC on September 3, 2013, and Exhibit 10.2 hereto, each of which is incorporated by reference.

The foregoing description of the existing term loan, as amended, is not complete and is subject to and qualified in its entirety by reference to the existing term loan agreement, a copy of which is attached as Exhibit 10.1 to our Current Report on Form 8-K filed with the SEC on January 19, 2012, and to the amendments thereto, copies of which are attached as Exhibit 10.2 to our Current Report on Form 8-K filed with the SEC on September 3, 2013, and Exhibit 10.3 hereto, each of which is incorporated herein by reference.

WARNING CONCERNING FORWARD LOOKING STATEMENTS

THIS CURRENT REPORT ON FORM 8-K CONTAINS STATEMENTS THAT CONSTITUTE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER SECURITIES LAWS. ALSO, WHENEVER WE USE WORDS SUCH AS “BELIEVE”, “EXPECT”, “ANTICIPATE”, “INTEND”, “PLAN”, “ESTIMATE”, OR SIMILAR EXPRESSIONS, WE ARE MAKING FORWARD LOOKING STATEMENTS. THESE FORWARD LOOKING STATEMENTS ARE BASED UPON OUR PRESENT INTENT, BELIEFS OR EXPECTATIONS, BUT FORWARD LOOKING STATEMENTS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR. OUR ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTAINED IN OR

IMPLIED BY THESE FORWARD LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS. FOR EXAMPLE:

•                 THIS CURRENT REPORT ON FORM 8-K STATES THAT THE NEW TERM LOAN BEARS INTEREST AT LIBOR PLUS A PREMIUM OF 175 BASIS POINTS. HOWEVER, ACTUAL COSTS UNDER THE NEW TERM LOAN WILL BE HIGHER THAN LIBOR PLUS 175 BASIS POINTS BECAUSE OF OTHER FEES AND EXPENSES ASSOCIATED WITH THE NEW TERM LOAN.

YOU SHOULD NOT PLACE UNDUE RELIANCE UPON OUR FORWARD LOOKING STATEMENTS.

EXCEPT AS REQUIRED BY LAW, WE DO NOT INTEND TO UPDATE OR CHANGE ANY FORWARD LOOKING STATEMENTS AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

Item 9.01.  Financial Statements and Exhibits.

(a)  Financial Statements of Businesses Acquired.

No financial statements are being filed with this Current Report on Form 8-K. Any required financial statements in connection with our acquisition of the SIR shares described under Item 2.01 of this Current Report on Form 8-K will be filed by amendment pursuant to Item 9.01(a)(4) within 71 calendar days after the date on which this Current Report on Form 8-K is required to be filed.

(b)  Pro Forma Financial Information.

No pro forma financial information is being filed with this Current Report on Form 8-K. Any required pro forma financial information in connection with our acquisition of the SIR shares described under Item 2.01 of this Current Report on Form 8-K will be filed by amendment pursuant to Item 9.01(b)(2) within 71 calendar days after the date on which this Current Report on Form 8-K is required to be filed.

(d)  Exhibits.

2.1	Stock Purchase Agreement, dated as of July 8, 2014, among Government Properties Income Trust, CommonWealth REIT and Reit Management & Research LLC.

10.1	Term Loan Agreement, dated as of July 9, 2014, among Government Properties Income Trust, Wells Fargo Bank, National Association, as Lender and Administrative Agent, and Citibank, N.A., as Lender.

10.2

Third Amendment to Credit Agreement, dated as of July 9, 2014, among Government Properties Income Trust, Wells Fargo Bank, National Association, as Administrative Agent, and each of the other financial institutions party thereto.

10.3

Second Amendment to Term Loan Agreement, dated as of July 9, 2014, among Government Properties Income Trust, Wells Fargo Bank, National Association, as Administrative Agent, and each of the other financial institutions party thereto.

99.1	Allocation Agreement, dated as of July 8, 2014, between Government Properties Income Trust and Reit Management & Research LLC.

99.2	Press Release dated July 9, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOVERNMENT PROPERTIES INCOME TRUST

By:	/s/ Mark L. Kleifges
Name:	Mark L. Kleifges
Title:	Treasurer and Chief Financial Officer

Date:  July 14, 2014